                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                     [ X ]
Filed by a Party other than the Registrant                  [   ]

Check the appropriate box:
[ x  ]   Preliminary Proxy Statement
[    ]   Definitive Proxy Statement
[    ]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to
         Section 240.14a-11(c) or Section 240.14a-12

                         VECTRA BANKING CORPORATION
              ------------------------------------------------
              (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               Reid A. Godbolt
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[    ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a6(j)(2)
[    ]   $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)
[    ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11

                 1) Title of each class of securities to which transaction applies:
                          ___________________________________________________
                 2)       Aggregate number of securities to which transaction
                          applies:
                          ___________________________________________________
                 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.(1)
                          ___________________________________________________
                 4)       Proposed maximum aggregate value of transaction:
                          ___________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)       Amount Previously Paid:

                          -----------------------------------------------------
                 2)       Form, schedule or Registration Statement No.:

                          -----------------------------------------------------
                 3)       Filing Party:

                          -----------------------------------------------------

                 4)       Date Filed:

                          -----------------------------------------------------

                           VECTRA BANKING CORPORATION
                    1650 SOUTH COLORADO BOULEVARD, SUITE 320
                            DENVER, COLORADO  80222


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1997


To the Shareholders of Vectra Banking Corporation:

         The annual meeting of shareholders of Vectra Banking Corporation (the "Company") will be held at the Phipps' Mansion, 3400 Belcaro Drive, Denver, Colorado, on Wednesday, April 23, 1997, at 9:00 a.m. local time, for the following purposes:

         1.      The election of eight Directors;

         2. Approval of the appointment of KPMG Peat Marwick LLP as independent auditors for 1997;

         3. To consider and vote upon a proposal to amend the Articles of Incorporation to increase the Company's authorized shares from 8,000,000 (1,000,000 shares of Preferred Stock and 7,000,000 shares of Common Stock) to 30,000,000 shares (5,000,000 shares of Preferred Stock and 25,000,000 shares of Common Stock); and

         4. Transaction of such other business as may properly come before the annual meeting.

         The Board of Directors has fixed the close of business on March 14, 1997, as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on March 14, 1997, will be entitled to vote at the annual meeting.

         All shareholders are cordially invited to attend the annual meeting in person. TO ENSURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING YOU CAN REVOKE YOUR PROXY AND VOTE IN PERSON. Your early attention to the proxy will be greatly appreciated because it will reduce the costs incurred in obtaining voting instructions from shareholders.

                                        By Order of the Board of Directors

                                        /s/ RAY L. NASH

                                        Ray L. Nash, Secretary

March 21, 1997

                           VECTRA BANKING CORPORATION
                   1650 SOUTH COLORADO BOULEVARD, SUITE 1650
                             DENVER, COLORADO 80222

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vectra Banking Corporation ("Vectra" or the "Company") for use at the annual meeting of shareholders of Vectra to be held at the Phipps' Mansion, 3400 Belcaro Drive, Denver, Colorado, on Wednesday, April 23, 1997, at 9:00 a.m. local time, and any postponement or adjournment thereof.

         This Proxy Statement and the enclosed proxy card were sent to Vectra's shareholders on or about March 21, 1997.

MATTERS TO BE CONSIDERED.

         The following matters will be acted on at the annual meeting:

                 1. Election of eight Directors to serve for the ensuing year and until their successors are elected and qualified;

                 2. Approval of the appointment of KPMG Peat Marwick LLP as independent auditors for 1997;

                 3. To consider and vote upon a proposal to amend the Articles of Incorporation to increase the Company's authorized shares from 8,000,000 (1,000,000 shares of Preferred Stock and 7,000,000 shares of Common Stock) to 30,000,000 shares (5,000,000 shares of Preferred Stock and 25,000,000 shares of Common Stock); and

                 4. Transaction of such other business as may properly come before the annual meeting.

VOTING SECURITIES AND VOTING RIGHTS.

         Only shareholders of record of Vectra Common Stock on March 14, 1997, or their proxies, will be entitled to vote at the annual meeting. On March 14, 1997, Vectra had 3,202,412 shares of Common Stock outstanding.

         A majority of the shares of Common Stock outstanding must be represented at the annual meeting in person or by proxy to constitute a quorum for the transaction of business. Each share of Common Stock is entitled to one vote on all matters. In the election of directors, each share of Common Stock is entitled to one vote for a nominee for each director position. Vectra does not have cumulative voting. A shareholders' list will be available for examination by shareholders at the annual meeting.

VOTING PROCEDURE.

         The shares represented by each properly executed proxy returned to Vectra will be voted at the meeting as indicated on the proxy. If no instructions are given, the persons authorized by the proxy will vote in favor of election of the nominees as Directors named in this Proxy Statement, for the approval of the appointment of KPMG Peat Marwick LLP as independent auditors of Vectra for 1997, and for an amendment to the Articles of Incorporation to increase the Company's authorized shares from 8,000,000 (1,000,000 shares of Preferred Stock and 7,000,000 shares of Common Stock) to 30,000,000 shares (5,000,000 shares of Preferred Stock and 25,000,000 shares of Common Stock). Any person giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Vectra a duly signed revocation or proxy bearing a later date or by voting in person at the meeting.

         The Board of Directors is not aware of any matters other than those set forth above which may come before the annual meeting. If any other matters are properly presented to the meeting for action, unless contrary instructions are given, the persons named in the enclosed form of proxy and acting thereunder have the power to vote in accordance with his best judgment on such matters.

         Election of the nominees as Directors and approval of the appointment of independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented at the meeting.

         If a proxy is marked with instructions to withhold authority to vote for one or more director nominees or to abstain from voting on any matter, those shares will be treated as represented at the meeting and entitled to vote in determining whether a quorum is present. In other matters where approval is required by a majority of shares outstanding or represented at the meeting, abstentions from voting on a matter will have the effect of a vote against the matter.

SOLICITATION OF PROXIES.

         The cost of solicitation of proxies will be borne by Vectra. Solicitation of proxies may be made by officers, directors and employees of Vectra in person, by telephone or by mail. In addition, brokers, banks and other nominee holders will be reimbursed for expenses they incur in forwarding proxy materials to and obtaining voting instructions from beneficial owners of Common Stock.

HOLDINGS OF NOMINEES, CERTAIN OFFICERS AND PRINCIPAL HOLDERS OF COMMON STOCK.

         On March 14, 1997, there were approximately 200 record holders of Vectra Common Stock; management estimates that there are another 1,200 beneficial owners of the Common Stock.

         The following table sets forth certain information regarding beneficial ownership of Common Stock, as of March 14, 1997, by (i) each shareholder known by Vectra to be the beneficial owner of more than 5% of the outstanding Common Stock and (ii) each nominee of Vectra and its executive officers and (iii) all nominees and executive officers as a group. Unless otherwise indicated, based on information furnished by such owners, management believes that the shareholders listed below have sole investment and voting power with respect to their shares.

                                                     NUMBER OF     PERCENTAGE
                                                      SHARES        OF SHARES
BENEFICIAL OWNER                                      OWNED           OWNED
----------------                                     ---------     ----------
Directors and Executive Officers

W. James Tozer, Jr. . . . . . . . . . . .            259,500(2)       8.1 %
  1112 Park Avenue
  New York, New York 10128

Gary S. Judd  . . . . . . . . . . . . . .            133,213(3)       4.1 %
  1650 S. Colorado Blvd., Suite 320
  Denver, Colorado 80222

Richard B. Tucker   . . . . . . . . . . .             52,660(2)       1.6 %
  1 Cherrymoor Drive
  Englewood, Colorado 80110

James L. Rumsey . . . . . . . .                        5,200(2)        (1)
  4505 South Yosemite, #356
  Denver, Colorado 80237

Robert D. Greene  . . . . . . . . . . . .            36,400 (2)          1.1 %
 6529 S. Adams Court
 Littleton, Colorado 80121

Robert C . Barton   . . . . . . . . . . .            30,821 (4)          (1)
 1650 S. Colorado Blvd., Suite 320
 Denver, Colorado 80222

Ray L. Nash   . . . . . . . . . . . . . .            29,970 (5)          (1)
 1650 S. Colorado Blvd., Suite 320
 Denver, Colorado 80222

Michael Y. Meganck  . . . . . . . . . . .            14,193 (6)          (1)
 1650 S. Colorado Blvd., Suite 320
 Denver, Colorado 80222

Joseph J. Wolf  . . . . . . . . . . . . .             8,966 (7)          (1)
 1650 S. Colorado Blvd., Suite 320
 Denver, Colorado 80222

J. Patrick McDuff . . . . . . . . . . . .             9,236 (8)          (1)
 1375 Walnut Street
 Boulder, Colorado 80302

Robert A. Silverberg  . . . . . . . . . .            88,951              2.8 %
 300 South Federal Boulevard
 Denver, Colorado 80219

Mary Gittings Cronin  . . . . . . . . . .             1,500 (9)          (1)
 370 17th Street
 Denver, Colorado 80202

Gary A. Mosko . . . . . . . . . . . . . .           234,558 (10)         6.8 %
 1380 South Federal Boulevard
 Denver, Colorado 80219

All executive officers and
 nominees as a group (13 persons)   . . .            905,168             25.6%

                                                      NUMBER OF         PERCENTAGE
                                                      SHARES            OF SHARES
BENEFICIAL OWNER                                       OWNED              OWNED
----------------                                    -----------       ------------
Other principal shareholders

Lawrence, Tyrell, Ortale & Smith                     251,800             7.9 %
 515 Madison Avenue
 New York, New York 10022

B. John Barry . . . . . . . . . . . . . .            207,000             6.5 %
 1128 Red Mountain Road
 Aspen, Colorado 81612
------------

(1)      Less than 1%.
(2) Includes 4,500 shares which are presently exercisable pursuant to options granted under Vectra's Non-Employee
         Directors' Stock Option Plan.

(3) Includes 45,000 shares which are exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan.
(4) Includes 11,166 shares which are presently exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan and Non-Statutory Stock Option Plan.
(5) Includes 12,500 shares which are presently exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan and Non-Statutory Stock Option Plan.
(6) Includes 6,033 shares which are presently exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan and Non-Statutory Stock Option Plan.
(7) Includes 5,766 shares which are presently exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan and Non-Statutory Stock Option Plan.
(8) Includes 5,766 shares which are presently exercisable pursuant to options granted under Vectra's Employees' Equity Incentive Plan and Non-Statutory Stock Option Plan.
(9) Includes 1,500 shares which are presently exercisable pursuant to options granted under Vectra's Non-Employee Directors' Stock Option.
(10) Represents the number of shares of Common Stock that may be issued to Mr. Mosko pursuant to his ownership of 29,090 shares of $100 Series A Convertible Preferred Stock. Of this amount, Mr. Mosko owns 21,305 shares directly (or the equivalent of 160,792 shares of Common Stock) and 9,774 shares indirectly (or the equivalent of 73,766 shares of Common Stock), of which 927 shares are owned as custodian for children and 8,847 shares are owned as a trustee.

         Vectra knows of no arrangements which may result in a change of control of Vectra.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

         The Board of Directors of Vectra consists of eight members. Eight Directors are to be elected at the annual meeting. The person authorized by the enclosed form of proxy will vote each proxy received by him for the election of the nominees named below unless contrary instructions are given. The term of office for all Directors will commence on election and such persons will serve as Directors until their successors are elected and qualified. Each nominee has consented to be named in this Proxy Statement and to serve if elected. It is not expected that any nominee will become unable to serve as a Director prior to or after the annual meeting.

         THE BOARD OF DIRECTORS OF VECTRA RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NAMED NOMINEES UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

         The following sets forth certain information with respect to each of the nominees:

NAME                      AGE     POSITION
----                      ---     --------
Gary S. Judd              56      President, Chief Executive Officer
                                  and Director of Vectra; President of Vectra
                                  Bank

W. James Tozer, Jr.       55      Director

Richard B. Tucker         67      Director

Robert D. Greene          56      Director

James L. Rumsey           64      Director

Robert A. Silverberg      61      Executive Vice President and Director

Mary Gittings Cronin      58      Director

Gary A. Mosko             51      Executive Vice President and Director

         There are no family relationships among any of the directors and executive officers of Vectra.

         GARY S. JUDD has been President, Chief Executive Officer and a Director of Vectra since he and Mr. Tozer founded it in March 1988. Mr. Judd has been President of Vectra Bank since July 1992. Mr. Judd's previous experience includes over 16 years of employment with Citicorp and Citibank, N.A. in a broad range of senior managerial positions both internationally and in the United States.

         W. JAMES TOZER, JR. was a Director from March 1988 through August 1989, and has been a Director since April 1991. For the last five years, Mr. Tozer has been managing director of Vectra Management Group, an organization unrelated to Vectra which is involved in real estate development and management of private investments. From April 1993 to December 1994, Mr. Tozer was President, Chief Executive Officer and a Director of Lincolnshire Management, Inc., a New York based investment firm. From July 1990 through March 1993 he served as an advisor to financial institutions and managed private investments. Mr. Tozer's previous financial service industry experience includes 20 years of senior management positions at Marine Midland Bank, Prudential Securities, Inc. and Citicorp/Citibank. Mr. Tozer serves as trustee of the Citizens Budget Commission. Mr. Tozer was also a director of Cobra Industries, Inc. from 1993 through October 1995. Cobra Industries filed for reorganization under federal bankruptcy laws in October 1995 and is being liquidated.

         RICHARD B. TUCKER has been a Director since August 1989. Mr. Tucker has been Chairman of Custom Envelope Corporation, Denver, Colorado since 1980. From 1950 through 1977, Mr. Tucker was employed by PakWell

Corp., ending his tenure as President. Mr. Tucker is a board member of several civic organizations, including Allied Jewish Federation, National Jewish Hospital, Rose Medical Center and the Rose Foundation.

         ROBERT D. GREENE has been a Director since October 1989. Mr. Greene is a business consultant. Mr. Greene retired from Safeway Foods in June 1993, ending his 37-year tenure with that company as Senior Vice President and Division Manager.

         JAMES L. RUMSEY has been a Director since October 1989. Mr. Rumsey has been an independent financial and management consultant since May 1990. From November 1985 through April 1990 Mr. Rumsey was President and Chief Executive Officer of Scott Capital Corporation, Denver, Colorado, a private holding company. Prior thereto, Mr. Rumsey held senior management positions with Spectrum Oil and Gas Company, Outdoor Sports Industries, Inc., Rio Grande Industries, Inc. and Albritton Engineering Corporation. Mr. Rumsey is a director and President of the Colorado Episcopal Foundation.

         ROBERT A. SILVERBERG has been Executive Vice President and Director of Vectra since November 1995. From 1981 until joining Vectra he was Chairman of the Board of First Denver Corporation and First National Bank of Denver. He is also a director of Vanguard Cellular Systems, Inc., a corporation with a class of equity securities registered under the Securities Exchange Act of 1934.

         MARY GITTINGS CRONIN has been a Director since November 1995. She has been the Executive Director of The Piton Foundation, Denver, Colorado since 1977.

         GARY A. MOSKO has been Executive Vice President and a Director since June 1996. From 1974 until joining Vectra he was a director and an executive officer of Southwest State Bank, most recently, since 1983 as president and chairman of the board of directors. He served as president and chairman of the board of directors of Bank Land Co., the majority shareholder of Southwest State Bank, from 1991 until he joined Vectra. An employment agreement between Mr. Mosko and Vectra provided that Mr. Mosko would be appointed as a Director of Vectra in 1996 and that he would be nominated to serve as a Director of Vectra at the annual meeting.

         Each Director who is not an employee of Vectra or any of its subsidiaries is paid a Director's fee of $5,000 per year and fees of $125 for each board or committee meeting attended. In addition, the chairman of the Audit Committee is paid $1,000 per year. Directors are reimbursed for expenses incurred in attending board and committee meetings.

         The Board of Directors held 12 meetings during 1996. Each Director's attendance at the Board meetings and meetings of the Committees on which he or she served was at least 75%.

         Vectra's Board of Directors has two committees: an Audit Committee and a Compensation Committee. The Audit Committee is responsible for making recommendations to the Board of Directors concerning the engagement of independent public accountants, reviewing the overall scope and results of the annual audit of Vectra and performing such other functions as may be prescribed by the Board of Directors. The members of the Audit Committee are elected annually by the Directors. The Audit Committee met twice in 1996.

         The Compensation Committee is authorized to review the compensation of the officers of Vectra and its subsidiaries and to make recommendations to the Board of Directors concerning officers' salaries, stock options and any other forms of compensation, to review recommendations to the Board of Directors concerning the compensation of the Directors and to perform such other functions as the Board of Directors may direct. The members of the Compensation Committee are elected annually by the Directors. The Compensation Committee met twice in 1996.

         The members of each committee are as follows:

                 Audit                         Compensation
                 -----                         ------------
         James L. Rumsey  (Chairman)      Richard B. Tucker (Chairman)
         W. James Tozer, Jr.              Robert D. Greene
                                          Gary S. Judd (ex officio member)

         Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during the year ended December 31, 1996, Vectra is not aware of any officers or directors who failed to file reports required by
Section 16 of the Securities Exchange Act of 1934 on a timely basis.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid by Vectra to its chief executive officer and each of its executive officers who received compensation in excess of $100,000 during any of the years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term Compensation
                                                                                             Awards
                                                                                   ---------------------------
                                         Fiscal  Annual Compensation    Restricted
   Name and Principal                            -------------------      Stock                           All Other
       Position                          Year    Salary       Bonus      Awards(2)       Options        Compensation(1)
--------------------------               -----  --------      ------     ---------       -------        ------------
Gary S. Judd  . . . . . . . . . . . .    1996    $201,400  $45,000(3)         ---            ---             $3,000
  President and Chief Executive Officer  1995    $151,440      ---            ---            ---             $3,029
                                         1994    $151,440      ---            ---         45,000             $3,029


Robert C. Barton  . . . . . . . . . .    1996    $113,708  $22,700(3)   $  95,063            ---             $1,990
  President-Vectra Mortgage Group        1995    $110,001      ---                         2,500             $1,101
                                         1994    $105,298  $10,000(2)         ---          5,000             $1,053


Ray L. Nash . . . . . . . . . . . . .    1996    $ 98,108  $51,900(4)   $ 103,594            ---             $1,962
  Chief Financial Officer                1994    $ 91,560  $18,000                        10,000             $1,891


J. Patrick McDuff . . . . . . . . . .    1996    $ 97,418  $13,695(3)   $  46,313            ---             $1,948
  Regional President                     1994    $ 91,440  $20,000                         5,000             $1,829


Michael Y. Meganck  . . . . . . . . .    1996    $ 85,958  $25,740(3)   $  52,406            ---             $1,719
  Senior Credit Policy Officer

---------
(1) Represents Vectra's matching contribution to its Section 401(k) Retirement Savings Plan.
(2) Represents the fair market value of shares of Vectra Common Stock as of May 1996, when the individuals' interests in the shares issued under Vectra's 1992 Restricted Stock Plan vested.
(3) While this bonus was earned in 1996, no amount was paid in 1996 and 50% was paid in 1997. It is scheduled for remaining payment in increments of 25% in each of 1998 and 1999. The 1998 and 1999 payments will be forfeited if the officer is no longer employed by Vectra as of January of the year in which the payment is scheduled to be made.
(4) Of this bonus, $22,500 was paid in 1996. The remaining balance is scheduled for payment in increments of 50%, 25% and 25% in 1997, 1998 and 1999, respectively. The 1998 and 1999 payments will be forfeited if the officer is no longer employed by Vectra as of January of the year in which the payment is scheduled to be made.

         In 1995, the Board of Directors adopted a plan whereunder a limited number of key employees of Vectra, including Messrs. Barton, Nash, Meganck and McDuff but excluding Mr. Judd, would receive payments equal to one year's base salary upon a change in control of Vectra if they were not offered comparable employment with the successor.

         Vectra has an employment agreement with Gary A. Mosko through June 1999 providing for an annual salary of not less than $125,000. Under the agreement Mr. Mosko serves as Executive Vice President of Vectra and he was also elected to the Board of Directors of Vectra in June 1996. Mr. Mosko has also entered into a Covenant Not to

Compete with Vectra through June 2000, in consideration for which he receives a total payment of $540,000 payable in equal quarterly installments of $33,750. The Covenant Not to Compete covers a 50-mile radius of Vectra and provides that, in the event there is a change in control of Vectra during the term of the Covenant Not to Compete, Mr. Mosko may terminate the covenant on the date of such change, in which event, Vectra must pay to Mr. Mosko the unpaid balance of the $540,000.

         Vectra has an agreement with Robert A. Silverberg through November 1998 under which he serves as an officer for Vectra, and agrees to stand for election as a director of Vectra and its subsidiary banks if requested by Vectra and agreeable to him. Under the agreement, Mr. Silverberg receives $80,000 per year in return for representation of Vectra in the Denver Metropolitan area and assisting in its business development activities.

INCENTIVE PLANS

         Vectra has adopted various incentive plans for its employees and directors. The Board of Directors has adopted a policy that the total number of shares of Common Stock subject to grants and awards will not exceed 10% of the outstanding number of shares of Common Stock at the date of grant or award. This policy may be changed in the discretion of the Board. Further, this limitation does not apply to the 1992 Restricted Stock Program, which has a limit of 30,000 shares, and all of which are issued and outstanding and not subject to any restrictions under such plan. At December 31, 1996, options were outstanding under the incentive plans for a total of 184,000 shares of Common Stock.

         EMPLOYEES' EQUITY INCENTIVE PLAN. Vectra has adopted an Employees' Equity Incentive Plan (the "Employees' Plan") to provide long-term incentives to its key employees, including officers and Directors who are employees of Vectra. The Employees' Plan provides for an authorization of up to 450,000 shares of Vectra Common Stock for issuance thereunder subject to the Board limitation that in combination with shares subject to grant under this and other option plans, the total awards may not exceed 10% of the outstanding number of shares of Common Stock at the date of grant or award. Under the Employees' Plan, Vectra may grant employees stock options, performance awards or restricted stock, or any combination thereof.

         OUTSIDE DIRECTORS' STOCK OPTION PLAN. Under the Nonemployee Directors' Stock Option Plan (the "Outside Directors' Plan"), an aggregate of 75,000 shares of Common Stock are reserved for issuance to directors who are not employees of Vectra. Outside Directors are automatically granted options to purchase 1,500 shares at each anniversary date of service as a Director. Each option granted under the Outside Directors' Plan is immediately exercisable for one-third of the shares and becomes exercisable for an additional one-third of the shares on each of the first two anniversaries of the date of grant. The options expire five years from the date of grant. The options become immediately exercisable in the event of a change in control of Vectra or a merger or consolidation in which it is not the survivor.

         1989 STOCK OPTION PLAN. In June 1989, the Board of Directors adopted a stock option plan (the "1989 Plan"). In 1990 and 1992, options were granted to purchase 69,250 shares of Vectra Common Stock, 46,000 of which remained outstanding at December 31, 1996. These options were originally scheduled to vest on June 30, 1994, but were repriced from $10.00 per share to $6.60 per share in May 1993 with the condition that they vest 20% on June 30, 1994, and an additional 20% on each June 30 thereafter until the options are fully vested on June 30, 1998. The options will vest fully in the event of a change of control of Vectra. In addition, in 1993, options were granted under the 1989 Plan to purchase 3,030 shares of Vectra Common Stock at an exercise price of $6.60 per share. These 3,030 options were exercised in 1994. Although the 1989 Plan has been terminated, existing options thereunder continue in effect until they expire or are earlier exercised.

         There were no options granted by Vectra during 1996 to any of its executive officers.

         The following table sets forth the aggregate options held by certain executive officers of Vectra along with values of in-the-money options at December 31, 1996.

                       AGGREGATE OPTION EXERCISES IN 1996
                             AND 1996 OPTION VALUES

                                          NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                        UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                     OPTIONS AT FISCAL YEAR END(#)          AT FISCAL YEAR END($)(1)
                                   --------------------------------     -------------------------------
NAME                               EXERCISABLE        UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
                                   -----------        -------------     -----------       -------------
Gary S. Judd      . . .             45,000                --                416,250              --
Gary S. Judd      . . .             19,167            5,833                 186,750          61,063
Robert C. Barton  . . .             17,167            7,833                 173,950          83,363
Michael Y. Meganck  . .              9,467            1,433                  86,195          18,693
J. Patrick McDuff . . .              8,467            2,033                  76,945          18,693
---------

(1) Based upon the market price per share of Common Stock at December 31, 1996 of $17.75 per share.

         RESTRICTED STOCK PROGRAM. In 1992, Vectra adopted a Restricted Stock Program (the "Program") to provide long-term incentives to its key employees, including officers who are employees of Vectra. Under the Program, Vectra issued 30,000 shares of Vectra Common Stock to key employees, other than Gary
S. Judd, President and Chief Executive Officer, at a price of $.01 per share. All of these shares became fully vested in May 1996.

CERTAIN TRANSACTIONS

         Many of the officers, directors and principal shareholders of Vectra and members of their immediate families and businesses in which they hold controlling interests are customers of Vectra Bank. Credit transactions with these parties are subject to review by Vectra's and Vectra Bank's board of directors. All outstanding loans and extensions of credit by Vectra Bank to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1996, the aggregate balance of loans and advances under existing lines of credit to these parties was approximately $1,120,000 or 0.35% of Vectra Bank's total loans.

         At December 31, 1996 Vectra Bank had two loans outstanding to a company of which Mr. Tucker is Chairman of the Board and a principal shareholder. The amounts of loan principal were (i) $183,000 (for equipment financing), and (ii) $787,000 (secured by a first deed of trust on property occupied by the borrower). These loans were made under similar terms as would be made to other borrowers with like credit histories and financial resources.

                                 PROPOSAL NO. 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has engaged the firm of KPMG Peat Marwick LLP as independent auditors to audit and report to the shareholders on the financial statements of Vectra for the past several years. Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting and will have the opportunity make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the engagement is not required by law, the Board of Directors desires to solicit such approval. If the appointment of KPMG Peat Marwick LLP is not approved by a majority of the shares represented at the meeting, the Board of Directors will consider the appointment of other independent auditors for 1997.

         KPMG Peat Marwick LLP has acted as the independent auditors of the Company for the past several years. KPMG Peat Marwick LLP's report on the financial statements of the Company for 1994, 1995 and 1996 did not contain an adverse opinion or a disclaimer of opinion and the reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. During 1994, 1995 and 1996, there were no disagreements with KPMG Peat Marwick

LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused KPMG Peat Marwick LLP to make a reference to the subject matter of the disagreement in connection with its reports.

         THE BOARD OF DIRECTORS OF VECTRA RECOMMENDS A VOTE FOR THE APPROVAL OF APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE YEAR 1997.

                                 PROPOSAL NO. 3

                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

         To provide for future capital needs of the Company, the Board of Directors has unanimously adopted a resolution, subject to shareholder approval, to amend Article 4 of the Company's Articles of Incorporation to provide additional authorized shares of stock (a copy of Article 4, as it is proposed to be amended, is attached to this proxy statement as Exhibit A). The proposal provides for an increase in the authorized stock as follows:

                                    Shares         Proposed
                                  Currently          to be
Title                            Authorized       Authorized
-----                            ----------       ----------
Common Stock                      7,000,000       25,000,000

Preferred Stock                   1,000,000        5,000,000

         There is no pending or planned transaction which would require the issuance of any of the newly authorized stock. To date no plans have been made for the issuance of the additional authorized stock. The additional stock, if authorized, will be used from time to time on terms and conditions as then determined by the Board of Directors of the Company in accordance with
applicable Colorado law.   While the Board of Directors has no specific plans
to issue proposed additional authorized stock other than as discussed above, it believes the Company should have the ability to do so if and when the Board determines that such issuance would be in the best interests of its shareholders. The Board believes that by enabling the Company to issue additional stock, the Company will be in a better position to take advantage of future expansion or capital funding opportunities.

         No holder of shares of Preferred Stock or Common Stock shall be entitled, as such, to any preemptive right or preferential right to subscribe to any unissued stock or any other securities which the Company may now or hereafter be authorized to issue.

         The proposal is not part of a plan by the Company's management to adopt a series of anti-takeover amendments over a period of time, nor does management presently intend to propose other anti-takeover measures in future proxy solicitations. The proposal is not the result of management's knowledge of any specific effort to cumulate securities of the Company or to obtain control of the Company by means of a merger, tender offer, solicitation and
opposition to management or otherwise.   The measure is being proposed for the
reasons set forth above.

         At present, the Company's Articles of Incorporation and Bylaws do not contain other provisions having anti-takeover effects. As indicated, there is no transaction pending or planned for the issuance of stock proposed to be authorized. It is contemplated that such stock, when issued, may be used to acquire additional capital, to acquire additional banking organizations and to fund the future growth of the Company.

         If approved by at least a majority of the presently issued and outstanding shares of Common Stock, the proposed amendment will become effective upon filing of an Amendment to the Company's Articles of Incorporation with the Colorado Secretary of State.

         THE BOARD OF DIRECTORS OF VECTRA RECOMMENDS A VOTE FOR THE APPROVAL OF THIS PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION OF VECTRA TO INCREASE ITS AUTHORIZED CAPITAL STOCK.

                             SHAREHOLDER PROPOSALS

         To be considered for inclusion in the Proxy Statement for the 1998 annual meeting of shareholders, proposals of the shareholders must be received by Vectra no later than November 30, 1997. Such proposals should be directed to the Secretary of Vectra.

                         COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative shareholder return on the Common Stock since March 24, 1994, when the Common Stock began public trading, with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Bank Stock Index. The table below compares the cumulative total return of the Common Stock as of December 31, 1994, 1995 and 1996, assuming a $100 investment on March 24, 1994 and assuming reinvestment of all dividends. This data was furnished by the Center for Research in Security Prices.





                                    3/24/94        12/31/94         12/31/95         12/31/96
                                    -------        --------         --------         --------
Vectra  . . . . . . . . . . . .      $ 100         $ 123.53         $ 126.47         $ 208.82
Nasdaq Composite Index  . . . .      $ 100         $  96.40         $ 136.30
Nasdaq Bank Stock Index . . . .      $ 100         $  99.10         $ 147.00

         The Vectra Common Stock closing price was $10.50, $10.75 and $17.75 per share on December 31, 1994, 1995 and 1996, respectively.

                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the annual meeting. If any other matter properly comes before the meeting, the appointed proxies will vote the proxies in accordance with their best judgment.

                         ANNUAL REPORT TO SHAREHOLDERS

         A copy of Vectra's Annual Report to Shareholders for the fiscal year ended December 31, 1996, accompanies this Notice of Annual Meeting and Proxy Statement. No part of the such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                        By Order of the
                                        Board of Directors

Denver, Colorado
March 21, 1997

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This is a report of the Compensation Committee of the Board of Directors (the "Committee"), which is composed of the following Board members, Richard B. Tucker and Robert D. Greene, both of whom are nonemployee Directors. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under either such Act.

         In designing executive compensation, the Committee has adopted the policy that Vectra's executives should be paid fairly for the positions they hold in view of the nature and size of the business which Vectra operates. The compensation level of the executives of Vectra recognizes contributions by the executives and is designed to attract and retain competent executives who share the objectives of Vectra and its shareholders. The goal of the Committee is to ensure that Vectra employs qualified, experienced executive officers whose financial interest is aligned with that of the shareholders. The Committee considers general industry practice, tax effects and other factors in structuring executive compensation awards. Base salaries for each of the executive officers of Vectra are determined by taking into consideration performance, length of tenure with Vectra, compensation by industry for comparable positions, and career achievements.

         In addition to their base salaries, executive officers may be awarded an annual bonus depending on performance relative to the business plan of Vectra and the Committee's assessment of the executive officer's personal contribution to such performance. Such performance may be measured by several criteria that are considered important to the success of Vectra for its shareholders. These criteria are not specifically weighted in the determination of whether to award an annual bonus to an executive officer since the relative importance of such criteria may change from year to year and the relative responsibilities of each executive officer in the achievement of each of the objectives may differ. Examples of criteria considered are: job performance; effort expended on achieving Company goals, such as achievement of balance sheet goals, growth in net interest and fee income, control of general and administrative expenses, overall financial management, overall personnel management and efforts expended in the growth of Vectra, whether through acquisitions or through expansion of the customer base. The Committee has concluded that Vectra's executive compensation was specifically tied to 1996's corporate performance as well as to attainment goals and objectives specific to each officer.

         The Company believes that its executives should have a vested interest in the Common Stock and, therefore, stock options are used as an integral part of creating incentives for executives. Option grants are dependent upon individual performance, level of responsibility and base salary and the number of shares covered by all outstanding options in relation to the total number of outstanding shares of Common Stock. Options are used in order to align the benefits received by the executive officers with the amount of appreciation realized by shareholders.

         Since Vectra was founded, it has experienced significant growth in its loans, deposits and income. The Committee believes that Mr. Judd's performance as Chief Executive Officer continues to be important to Vectra's success. His ongoing leadership is needed to achieve meaningful financial results. His efforts encompass the strategic direction for Vectra's vision as well as direct involvement in driving Vectra's balance sheet and income statement growth. The Committee believes Mr. Judd's 1996 compensation was consistent with the overall executive officer compensation structure.

         All recommendations of the Committee have been and are subject to review and approval of the Board of Directors.

VECTRA BANKING CORPORATION
COMPENSATION COMMITTEE


Richard B. Tucker, Chairman                                     Robert D. Greene

                                                                       EXHIBIT A

                                   ARTICLE 4

                                    CAPITAL

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 of which 5,000,000 shares shall be Preferred Stock with a par value of $.10 per share and 25,000,000 shares shall be Common Stock, with a $.01 par value. The Common Stock shall be entitled to one vote for each share thereof, and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders.

         The Preferred Stock of the Corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. All series shall be alike except that there may be variation as to the following: (1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.

PROXY                                                                      PROXY

                           VECTRA BANKING CORPORATION
                    1650 South Colorado Boulevard, Suite 320
                            Denver, Colorado  80209

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Vectra Banking Corporation acknowledges receipt of the notice of Annual Meeting of Shareholders, to be held Wednesday, April 23, 1997, at 9:00 a.m. local time at the Phipps' Mansion, 3400 Belcaro Drive, Denver, Colorado, and hereby appoints Gary S. Judd and Ray L. Nash, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at the Annual Meeting and at all adjournments thereof, hereby ratifying and confirming all that the Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

         1.      Election of eight Directors.

                 [   ] FOR                            [   ] AGAINST

            [  ] Gary S. Judd                    [  ] James L. Rumsey                  [  ] Robert D. Greene
            [  ] W. James Tozer, Jr.             [  ] Richard B. Tucker                [  ] Robert A. Silverberg
            [  ] Mary Gittings Cronin            [  ] Gary A. Mosko

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE BOX NEXT TO NOMINEE'S NAME.)

         2. Approval of the appointment of KPMG Peat Marwick LLP as independent auditors for 1997.

                 [   ] FOR            [   ] AGAINST          [   ] ABSTAIN

         3. To consider and vote upon a proposal to amend the Articles of Incorporation to increase Vectra's authorized shares from 8,000,000 (1,000,000 shares of Preferred Stock and 7,000,000 shares of Common Stock) to 30,000,000 shares (5,000,000 shares of Preferred Stock and 25,000,000 shares of Common Stock); and

                 [   ] FOR            [   ] AGAINST          [   ] ABSTAIN

         4. Transaction of such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE IN PROPOSALS 1 AND FOR PROPOSALS 2 AND 3.

Please sign your name exactly as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

DATED:                  , 1997
      ------------------                ---------------------------------
                                        SIGNATURE


                                        ---------------------------------
                                        SIGNATURE IF HELD JOINTLY


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. NOTE: SECURITIES DEALERS PLEASE STATE THE NUMBER OF SHARES OTED BY THIS PROXY:
                                                             -----------------